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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): December 16, 2004

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
        (State or other jurisdiction                 (Commission                         (I.R.S. Employer
              of incorporation)                     File Number)                        Identification No.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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         This current report includes forward-looking statements.  These forward looking statements are based on current expectations and projections about future events based on knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and its subsidiaries.  Edison
International has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                         Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

         On December 16, 2004, Edison Mission Energy (EME), a subsidiary of Edison International, completed the sale of the stock and related assets of MEC International B.V. (MECIBV) pursuant to a Purchase Agreement, dated
July 29, 2004, by and between EME and a consortium comprised of International Power plc (70%) and Mitsui & Co.,
Ltd. (30%), referred to as IPM. The Purchase Agreement was entered into following a competitive bidding process.
The sale of MECIBV included the sale of EME's interests in ten electric power generating projects or companies located in Europe, Asia, Australia, and Puerto Rico.  As discussed further below, EME's interests in the CBK,
TriEnergy and Doga projects were excluded from the sale.  Consideration from the sale of MECIBV and related assets was $2.0 billion in cash. The cash proceeds from the sale, net of transaction costs and taxes, may be used by
EME to repay debt, to support contracting and hedges of power sales, to make capital expenditures for EME's remaining domestic projects and for investment.  In anticipation of the sale, the remaining $200 million of the
$800 million secured loan at Mission Energy Holdings International, Inc., another subsidiary of EME, was repaid on
December 14, 2004.

         On December 16, 2004, Edison International and EME issued a press release announcing that EME had completed the sale.  A copy of the press release has been attached as Exhibit 99.1. Such information is incorporated herein by reference.

         EME has entered into a Purchase Agreement, dated as of November 5, 2004 (the "CBK PSA") with its partner in the CBK project, IMPSA S.A to sell EME's interest in the CBK project to them.  EME and IMPSA executed the CBK
PSA following IMPSA's exercise of its right of first refusal under the terms of the shareholders agreement for the CBK project.  Accordingly, the price, terms and conditions set forth in the CBK PSA are substantially the same as those set forth in the MECIBV transaction.  EME has also entered into a separate Purchase Agreement with
IPM to sell EME's interest in the CBK project to them if the sale to IMPSA is not completed.  Further, EME has entered into separate Purchase Agreements with IPM concerning the Tri Energy and Doga projects.  Anticipated proceeds from these three projects will be approximately $216 million.  EME expects the sale of its interests in the CBK, Tri Energy and Doga projects will be completed before year end or in early 2005.

                                   Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired

     Not applicable.

     (b)  Pro Forma Financial Information

     The unaudited pro forma condensed consolidated financial statements of Edison International are attached as
Exhibit 99.2.

     (c) Exhibits

         See the Exhibit Index below.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          EDISON INTERNATIONAL
                                                                     (Registrant)

                                                          /s/ KENNETH S. STEWART
                                                          -------------------------------------------------
                                                          KENNETH S. STEWART
                                                          Assistant General Counsel and Assistant Secretary

Date:  December 21, 2004

                                                   EXHIBIT INDEX

Exhibit No.             Description

99.1                    Press Release of Edison International and Edison Mission Energy, dated December 16,
                        2004.

99.2                    Unaudited Pro Forma Condensed Consolidated Financial Statements of Edison
                        International.